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                                                                   EXHIBIT 10.03

                        [TRIPLE NET PROPERTIES LLC LOGO]

January 12, 2004

VIA FACSIMILE (202) 333-3323

Mr. Gary Griffin
CONSORTIUM TWO - PUBLIC LEDGER, L.P.
c/o The Bernstein Companies
3299 K Street N.W., Suite 700
Washington, DC 20007

VIA FACSIMILE (215) 568-2604

Mr. Robert J. Faney, Jr.
Cushman & Wakefield of Pennsylvania, Inc.
1717 Arch  Street
30th Floor
Philadelphia, PA 19103

RE:      PUBLIC LEDGER BUILDING
         PHILADELPHIA, PA

Dear Gentlemen:

Pursuant to Section 3.8 of the real estate Purchase and Sale Agreement by and between CONSORTIUM TWO - PUBLIC LEDGER, L.P. ("Seller") and Triple Net Properties, LLC, a Virginia limited liability company ("Purchaser") (the "Agreement"). The Purchaser's inspection Period expires on January 12, 2004.

The Purchaser has agreed to a price reduction of $300,000. Thus, the Purchase Price is to be reduced to $33,950,000 from the original agreed-upon price of $34,250,000.

Purchaser hereby approves the condition of the property as provided in Section
3.1.1 of the Agreement. Purchaser hereby agrees to waive all title objections under Section 3.2.2.

Arrangements have been made to send the Additional Deposit of $500,000.

Buyer                                   Seller  Consortium Two-Public Ledger,
                                        L.P.

/s/ Anthony W. Thompson                 /s/ Marc N. Duber
------------------------------          ---------------------------------------
Anthony W. Thompson,                    By: Marc N. Duber
President, Triple Net Properties, LLC       Vice President

cc: Louis Rogers, Joseph J. McQuade, Hirschler Fleischer (via facsimile (804) 644-0957)

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